EXHIBIT 10.46

IMAGEWARE SYSTEMS, INC.

SECURED PROMISSORY NOTE

$5,000,000	February 12, 2009

FOR VALUE RECEIVED, ImageWare Systems, Inc., a Delaware corporation ("Company"), intending to be legally bound, promises to pay to the order of BET Funding LLC, a Delaware limited liability company ("Lender"), at 250 Gibraltar Road, Horsham, PA  19044, Attention: Bruce E. Toll, or such other location as Lender may specify to Company in writing, in lawful money of the United States of America, the principal sum of up to Five Million Dollars ($5,000,000) or such lesser amount as shall equal the outstanding principal amount hereof, together with all accrued and unpaid interest on this Note on the terms and conditions described below.  Unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) the Maturity Date (as defined below), (ii) a Change of Control Transaction (as defined below) or (iii) when, upon or after the occurrence of an Event of Default, such amounts are declared due and payable by Lender or made automatically due and payable in accordance with the terms hereof.

The parties hereto acknowledge that this credit facility is for a total of up to Five Million Dollars ($5,000,000).  The initial advance under this Note on the date hereof shall be One Million Dollars ($1,000,000).  Thereafter, subsequent advances shall be in increments of $1,000,000 and will be subject to the sole discretion of Lender, it being understood and acknowledged that Lender shall be under no obligation to make additional loans, advances and/or extensions of credit to or for the benefit of Company under this Note or otherwise.  The parties agree that the future advances, if any, will be on the same terms and conditions as the first.  Company shall execute and deliver a bring-down certificate, in a form acceptable to Lender, in connection with any future advance pursuant to which Company will certify that each representation and warranty made by Company herein and elsewhere in each of the other Financing Documents, are true and correct on and as of the date of such future advance (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

In light of the Company's current financial state and the unusually high-degree of risk of repayment associated with this loan, as consideration for the making of the loan hereunder, the Company shall pay to Lender, as a loan origination fee, a warrant, in the form attached hereto as Exhibit "A", to acquire 4,500,000 shares of Common Stock at an exercise price of fifty cents ($0.50) (the "Lender Warrant").

THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY A SECURITY AGREEMENT (THE "SECURITY AGREEMENT"), DATED AS OF FEBRUARY 12, 2009, AS AMENDED, AND EXECUTED BY COMPANY IN FAVOR OF LENDER. CAPITALIZED TERMS NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE SECURITY AGREEMENT.

1.      Definitions.  As used in this Note, the following capitalized terms have the following meanings:

(a)           "Benefit Plan" shall mean a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which Company, or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

(b)           "Change of Control Transaction" shall mean the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual, legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company, or (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity or an affiliate of the successor entity of such transaction, or (iii) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity or an affiliate of the acquiring entity immediately after the transaction, or (iv) a replacement at one time or within a one year period of more than one-half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (v) the execution by the Company of an agreement to which the Company  is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iv) above.

(c)           "Closing Price" shall mean, on any particular date, (i) the last reported trade price per share of Common Stock on such date on the Trading Market (as reported by Bloomberg L.P. at 4:15 p.m. (New York City time)), or (i) if there is no such price on such date, the closing bid price on the Trading Market on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 p.m. (New York City time)), or (iii) if the Common Stock is not then listed or quoted for the Trading Market and if prices for the Common Stock are then reported in the “pink sheets” published by Pink Sheets LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) if the shares of Common Stock are not publicly traded, the fair market value of  a share of Common Stock as determined by an appraiser selected in good faith by Lender.

(d)           "Common Stock" shall mean shares of common stock, par value $0.01 per share, of Company.

(e)           "DOL" shall mean the U.S. Department of Labor and any successor department or agency.

(f)           "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

(g)           "ERISA Affiliate" shall mean any (i) corporation which is or was at any time a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as Company; (ii) partnership or other trade or business (whether or not incorporated) at any time under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with Company; and (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as Company, any corporation described in clause (i) above, or any partnership or trade or business described in clause (ii) above.

(h)           "Event of Default" has the meaning given in Section 8 hereof.

(i)           "Financial Statements" shall mean, with respect to any accounting period for Company, audited statements of operations, retained earnings and cash flow of Company for such period, and audited balance sheets of Company as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding fiscal year, all in accordance with GAAP, and accompanied by a report and opinion of an independent accountant (as such term is defined in Rule 2-01 of Regulation S-X promulgated by the Securities and Exchange Commission, and acceptable to Lender).   Unless otherwise indicated, each reference to Financial Statements of Company shall be deemed to refer to Financial Statements prepared on a consolidated and consolidating basis.

(j)           "Financing Documents" shall mean, this Note, the Security Agreement, the Lender Warrant, the Registration Rights Agreement and the instruments, agreements and documents executed in connection therewith.

(k)           "GAAP" shall mean generally accepted accounting principals, consistently applied.

(l)           "Governmental Authority" shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

(m)           "Indebtedness" shall mean obligations of a Person, whether current or long term, which in accordance with GAAP would be included as liabilities on such Person's balance sheet, including, without limitation, indebtedness owed to banks, commercial finance lenders, insurance companies, leasing or equipment financing institutions or other lending institutions regularly engaged in the business of lending money, which is for money borrowed or the deferred purchase price or leasing of equipment, whether or not secured and which would include guaranties, endorsements or other arrangements whereby responsibility is assumed for the obligations of others.

(n)           "Internal Revenue" shall mean the Internal Revenue Service and any successor agency.

(o)           "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute thereto and all rules and regulations promulgated thereunder.

(p)           "Lender" shall mean the person specified in the introductory paragraph of this Note, its successors and assigns.

(q)           "Lien" shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

(r)           "Material Adverse Effect" shall mean a material adverse effect on (i) the business, prospects, assets, operations or financial condition of Company; (ii) the ability of Company to pay or perform the Obligations in accordance with the terms of this Note and the other Financing Documents; (iii) the Collateral or its value as determined by Lender in its sole discretion; or (iv) the rights and remedies of Lender under this Note and the other Financing Documents.

(s)           "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA and (i) which is, or within the immediately preceding six (6) years was, contributed to by Company, or any ERISA Affiliate or (ii) with respect to which Company may incur any liability.

(t)            "Maturity Date" shall mean June 30, 2010.

(u)           "Obligations" shall mean all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Company to Lender of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note, the Security Agreement and the other Financing Documents, including, all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

(v)           "PBGC" shall mean the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

(w)           "Permitted Liens" shall mean:

(i)      Liens for taxes, assessments or governmental charges or levies on its property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves are made in accordance with GAAP.

(ii)      Liens created by the Security Agreement.

(x)           "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(y)           "Plan" shall mean any employee benefit plan, program or arrangement, whether oral or written, maintained or contributed to by Company, or with respect to which Company may incur liability.

(z)           "Registration Rights Agreement" shall mean the Registration Rights Agreement, in the form attached hereto as Exhibit "B", pursuant to which Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

(aa)           "Reportable Event" shall mean any of the events described in Section 4043 of ERISA and the regulations thereunder.

(bb)           "Retiree Health Plan" shall mean an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to persons after termination of employment, other than as required by Section 601 of ERISA.

(cc)           "SEC" shall mean the United States Securities and Exchange Commission.

(dd)           "Securities" shall mean the the Lender Warrant and the Warrant Shares and each of them may individually referred to herein as a "Security".

(ee)           "Securities Act" shall mean Securities Act of 1933, as amended.

(ff)           "Termination Event" shall mean (i) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan; (ii) the withdrawal of Company, or any ERISA Affiliate from a Benefit Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Benefit Plan pursuant to Section 4041 of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan; (v) any event or condition (A) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (B) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Company, or any ERISA Affiliate from a Multiemployer Plan.

(gg)           "Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange.

(hh)           "Warrant Shares" shall mean the shares of Common Stock issuable upon the exercise of or otherwise pursuant to the Lender Warrant.

2.      Payments of Principal and Interest.

(a)           The entire unpaid principal balance of this Note together with all accrued interest on this Note under Sections 2(b) and 2(c) shall be payable on (i) the Maturity Date, (ii) a Change of Control Transaction or (iii) such earlier date as may be required under the terms of this Note.

(b)           Interest shall accrue on the unpaid principal balance of this Note at a rate equal to five percent (5%) per year, computed on the basis of a year consisting of 360 days.  Upon and/or after and during the continuance of an Event of Default, interest on the unpaid principal balance shall, at Lender's sole discretion, accrue at a rate equal to ten percent (10%) per year computed on the basis of a year consisting of 360 days.  Interest shall accrue at the applicable rate notwithstanding the occurrence of any Event of Default, acceleration of the Obligations (as defined below), the entry of any judgment, or the commencement of any bankruptcy, reorganization, receivership or other proceedings.

(c)           In addition to the interest payable under Section 2(b), at the time set forth in Section 2(a), Borrower shall pay to Lender additional interest on this Note in an amount equal to the greater of (i) Four Hundred Thousand Dollars ($400,000) and (ii) an amount equal to 2,000,000 multiplied by the average of the Closing Prices for the Common Stock for the ten (10) trading day period immediately preceding the date of the payment of such interest amount.

3.      Prepayment.  Prepayments of this Note shall automatically be due and payable upon the occurrence of any of the following events:

(a)           The receipt by Company of proceeds from the sale of equity or equity-linked securities by Company in excess of $2,500,000 (excluding the receipts from the exercise of existing warrants or employee options); or

(b)           Receipt of proceeds from the issuance by Company of any type of additional debt instruments, including lines of credit.

Each such prepayment shall be applied first to Lender’s costs and expenses, next to accrued and unpaid interest and then to principal.

In addition, upon five (5) days prior written notice to Lender, Company may prepay this Note in whole or in part, provided that such prepayment is accompanied by a payment of all accrued and unpaid interest on the amount so prepaid through and including the date of such prepayment.

4.      Certain Representations and Warranties of Company.  Company hereby represents and warrants to Lender as follows:

(a)           Organization and Qualification. Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, (ii) has the power and authority to own its properties and assets and to transact the businesses in which it is presently, or proposes to be, engaged, and (iii) is duly qualified and is authorized to do business and is in good standing in every jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.  Schedule 4(a) contains a true, correct and complete list of Company's organizational identification number and all jurisdictions in which Company is qualified to do business as a foreign corporation as of the date of this Note.

(b)           No Conflict. The execution and delivery by Company of this Note and the other Financing Documents and the performance of the obligations of Company hereunder and thereunder and the consummation by Company of the transactions contemplated hereby and thereby: (i) are within the corporate powers of Company; (ii) are duly authorized by the Board of Directors of Company and, if necessary, its stockholders; (iii) are not in contravention of the terms of the articles or certificate of incorporation or bylaws of Company or of any indenture, contract, lease, agreement instrument or other commitment to which Company is a party or by which Company or any of its property are bound; (iv) do not require the consent, registration or approval of any Governmental Authority or any other Person; (v) do not contravene any statute, law, ordinance regulation, rule, order or other governmental restriction applicable to or binding upon Company; and (vi) will not, except as contemplated herein for the benefit of Lender, result in the imposition of any Liens upon any property of Company.

(c)           Judgments or Litigation.   There is no (i) judgment, order, writ or decree outstanding against Company or (b) pending, or to the best of Company's knowledge threatened, litigation, contested claim, investigation, arbitration, or governmental audit (for taxes or otherwise) or proceeding by or against Company.

(d)           Stockholder Authorization.  Neither the execution, delivery or performance by Company of this Note or the other Financing Documents nor the consummation by it of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Lender Warrant or the issuance or reservation for issuance of the Warrant Shares) requires any consent or authorization of Company's stockholders.

(e)           Capitalization.  The capitalization of Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Lender Warrant) exercisable or exchangeable for, or convertible into, any shares of capital stock and the number of shares to be reserved for issuance upon exercise of the Lender Warrant is set forth on Schedule 4(e).  All of such outstanding shares of capital stock have been, or upon issuance in accordance with the terms of any such warrants, options or preferred stock, will be, validly issued, fully paid and non-assessable.  No shares of capital stock of Company (including the Warrant Shares) are subject to preemptive rights or any other similar rights of the stockholders of Company or any liens or encumbrances.  Except for the Securities and as set forth on Schedule 4(e), as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of Company or any of its subsidiaries, or arrangements by which Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of Company or any of its subsidiaries, nor are any such issuances or arrangements contemplated, and (ii) there are no agreements or arrangements under which Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement).  Schedule 4(e) sets forth all of Company issued securities or instruments containing antidilution or similar provisions that will be triggered by, and all of the resulting adjustments that will be made to such securities and instruments as a result of, the issuance of the Securities in accordance with the terms of this Note or the Lender Warrant.  Company has furnished to Lender true and correct copies of Company's Certificate of Incorporation as in effect on the date hereof ("Certificate of Incorporation"), Company's By-laws as in effect on the date hereof (the "By-laws"), and all other instruments and agreements governing securities convertible into or exercisable or exchangeable for capital stock of Company.

(f)           Issuance of Shares.  The Warrant Shares are duly authorized and reserved for issuance, and, upon exercise of the Lender Warrant in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights, rights of first refusal or other similar rights of stockholders of Company and will not impose personal liability upon the holder thereof.

(g)           SEC Documents, Financial Statements.  Except as set forth on Schedule 4(g), since December 31, 2007, Company has timely filed (within applicable extension periods) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and Financial Statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents").  Company has delivered to Lender true and complete copies of the SEC Documents.  To the extent that any SEC Document is available under the SEC's EDGAR filing system, such SEC Document shall be deemed to have been delivered to Lender.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings made prior to the date hereof).  As of their respective dates, the Financial Statements of Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto.  Such Financial Statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end audit adjustments).  Except as set forth in the Financial Statements of Company included in the SEC Documents filed prior to the date hereof, Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such Financial Statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in such Financial Statements, which liabilities and obligations referred to in clauses (i) and (ii), individually or in the aggregate, are not material to the financial condition or operating results of Company.

(h)           Absence of Certain Changes.  Since December 31, 2007, there has been no Material Adverse Effect to the business, properties, operations, prospects, financial condition or results of operations of Company and its subsidiaries, taken as a whole, except as disclosed in the SEC Documents filed prior to the date hereof.

(i)           Defaults. Company is not in default under any term of any indenture, contract, lease, agreement, instrument or other commitment to which it is a party or by which it is bound which default has had or could be reasonably expected to have a Material Adverse Effect other than defaults related to unpaid trade payables.  Company knows of no dispute regarding any indenture, contract, lease, agreement, instrument or other commitment which could reasonably be expected to have a Material Adverse Effect, other than disputes related to unpaid trade payables.

(j)           ERISA. Neither Company, nor any ERISA Affiliate maintains or contributes to any Benefit Plan other than those listed on Schedule 4(j).  Each Benefit Plan has been and is being maintained and funded in accordance with its terms and in compliance in all material respects with all provisions of ERISA and the Internal Revenue Code applicable thereto.  Company, and each ERISA Affiliate has fulfilled all obligations related to the minimum funding standards of ERISA and the Internal Revenue Code for each Benefit Plan, is in compliance in all material respects with the currently applicable provisions of ERISA and of the Internal Revenue Code and has not incurred any liability (other than routine liability for premiums) under Title IV of ERISA.  No Termination Event has occurred nor has any other event occurred that may result in such a Termination Event.  No event or events have occurred in connection with which Company, any ERISA Affiliate, any fiduciary of a Benefit Plan or any Benefit Plan, directly or indirectly, would be subject to any material liability, individually or in the aggregate, under ERISA, the Internal Revenue Code or any other law, regulation or governmental order or under any agreement, instrument, statute, rule of law or regulation pursuant to or under which any such entity has agreed to indemnify or is required to indemnify any person against liability incurred under, or for a violation or failure to satisfy the requirements of, any such statute, regulation or order.  Neither Company, nor any ERISA Affiliate, has incurred or, to the best of their knowledge, would reasonably expect to incur, any withdrawal liability under ERISA to any Benefit Plan.  Except as disclosed on Schedule 4(j), the actuarial present value of all "benefit liabilities" (as described in Section 4001(a)(16) of ERISA), whether or not vested, under each Benefit Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed to be made, did not exceed as of such valuation date the fair market value of the assets of such Benefit Plan.

(k)           Taxes and Tax Returns.  Company has timely filed (inclusive of any permitted extensions) with the appropriate taxing authorities all returns (including, without limitation, information returns and other material information) in respect of taxes required to be filed through the date hereof and will timely file (inclusive of any permitted extensions) any such returns required to be filed on and after the date hereof.  The information filed is complete and accurate in all material respects.  All deductions taken by Company as reflected in such income tax returns have been taken in accordance with applicable laws and regulations.  All taxes, in respect of periods beginning prior to the date hereof, have been timely paid, or will be timely paid, or an adequate reserve has been established therefor, as set forth in the Financial Statements of Company, and Company does not have any material liability for such taxes for such periods in excess of the amounts so paid or reserves so established.  No material deficiencies for taxes have been claimed, proposed or assessed by any taxing or other Governmental Authority against Company and no material tax Liens have been filed.

(l)           Licenses and Permits.  Company has obtained and holds in full force and effect, all material franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary or appropriate for the operation of its business as presently conducted and as proposed to be conducted.  Company is in compliance with the terms of any each franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval except where Company's non-compliance could not reasonably be expected to have a Material Adverse Effect.

(m)           Disclosure.  All information relating to or concerning Company set forth in this Note or provided to Lender in connection with the transactions contemplated hereby is true and correct in all material respects and Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or exists with respect to Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial conditions, which has not been publicly disclosed but, under applicable law, rule or regulation, would be required to be disclosed by Company in a registration statement filed on the date hereof by Company under the Securities Act with respect to the primary issuance of Company's securities.

(n)           No Integrated Offering.  Neither Company, nor any of its affiliates, nor any Person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Securities Act or cause the offering of the Securities to be integrated with any prior offering of securities of Company for purposes of the Securities Act or any applicable stockholder approval provisions.

(o)           Solvency.  The fair saleable value of Company's assets exceeds all probable liabilities, including those to be incurred pursuant to this Note and other Financing Documents.

(p)           Consideration.  Company has been unable, despite its good faith efforts, to obtain financing for Company on terms at least as favorable as those being offered by Lender.  Company has had the complete and full opportunity to negotiate the terms of this Note and the other Financing Documents and is satisfied that such terms are fair and reasonable.  This Note and the other Financing Documents have been entered into by Company voluntarily and with the advice of counsel or the opportunity to obtain such advice.

5.      Certain Representations and Warranties of Lender.  Lender hereby represents and warrants to Company as follows:

(a)           Own Account.  Lender understands that the Securities are "restricted securities" and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting Lender's right to sell the Securities pursuant to a Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law.  Lender is acquiring the Securities hereunder in the ordinary course of its business.

(b)           Lender Status.  At the time Lender was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises the Warrant, it will be either: (i) an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a "qualified institutional buyer" as defined in Rule 144A(a) under the Securities Act.  Lender is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended.

(c)           Experience of Lender.  Lender, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Lender is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(d)           General Solicitation.  Lender is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

6.      Certain Covenants.

(a)           Best Efforts.  The parties shall use their best efforts timely to satisfy each of the conditions described in Section 7 of this Note.

(b)           Form D; Blue Sky Laws.  Company shall file with the SEC a Form D with respect to the Securities as required under Regulation D and provide a copy thereof to Lender promptly after such filing.  Company shall, on or before the date of this Note, take such action as Company shall reasonably determine is necessary to qualify the Securities for sale to Lender under applicable securities or "blue sky" laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to Lender on or prior to the date of this Note.  Within two (2) trading days after the date of this Note, Company shall file a Form 8-K concerning this Note and the transactions contemplated hereby, which Form 8-K shall attach this Note and its Exhibits as exhibits to such Form 8-K.

(c)           Reporting Status.  The Company shall bring all SEC filings into compliance on or before May 1, 2009, including, without limitation, it quarterly report on Form 10-Q for the period ending September 30, 2008.  So long as Lender beneficially owns any of the Securities, Company shall timely file (within applicable extension periods) all reports required to be filed with the SEC pursuant to the Exchange Act, and Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.  In addition, Company shall take all actions necessary to meet the "registrant eligibility" requirements set forth in the general instructions to Form S-3 or any successor form thereto, to continue to be eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act.

(d)           Reservation of Shares.  Company shall at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the full exercise of the Lender Warrant and the issuance of the Warrant Shares in connection therewith and as otherwise required by the Lender Warrant.

(e)           Financial Information.  Company will furnish to Lender within ninety (90) days after the close of each fiscal year of Company, Financial Statements, and upon Lender's request, such other financial information as Lender may reasonably require.

(f)           Corporate Existence.  Company shall (i) maintain its corporate existence and maintain in full force and effect all licenses, bonds, franchise, leases, trademarks and qualifications to do business, (ii) obtain or maintain contracts and other rights necessary or desirable to the profitable conduct of its business, (iii) continue in, and limit its operations to, the same general lines of business as that presently conducted by it, and (iv) comply with all applicable laws and regulations of any federal, state or local Governmental Authority, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

(g)           ERISA. Company will establish, maintain and operate all Plans to comply in all respects with the provisions of ERISA, the Internal Revenue Code, and all other applicable laws, and the regulations and interpretations thereunder other than to the extent that Company is in good faith contesting by appropriate proceedings the validity or implication of any such provision, law, rule, regulation or interpretation. Promptly upon obtaining notice thereof, Company shall provide written notice to Lender of (i) any event or condition that constitutes or which might lead to, a Termination Event or (ii) the failure to make full payment on or before the due date thereof of all amounts which Company or ERISA Affiliate is required to contribute to each Benefit Plan pursuant to its terms and as require to meet the minimum funding standard set forth in ERISA and the Internal Revenue Code with respect thereto.

(h)           Books and Records. Company will maintain books and records pertaining to the Collateral in such detail, form and scope as is consistent with good business practice.  Company agrees that Lender or its agents may enter upon the premises of Company, at any time and from time to time, for the purpose of (i) enabling Lender's internal auditors or outside third party designees to conduct (at Company's expense) field examinations, (ii) inspecting the Collateral, (iii) inspecting and/or copying (at Company's expense) any and all records pertaining thereto, or (iv) discussing the affairs, finances and business of Company with any officers, employees and directors of Company or Company's independent accountant.

(i)           Insurance; Casualty Loss. Company will maintain public liability insurance, third party property damage insurance and replacement value insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are at all times satisfactory to Lender in its commercially reasonable judgment.  All policies covering the Collateral are to name Lender as an additional insured and lender's loss payee in case of loss, and are to contain such other provisions as Lender may reasonably require to fully protect Lender's interest in the Collateral and to any payments to be made under such policies.  True copies of all original insurance policies or certificates of insurance evidencing such insurance covering the Collateral are to be delivered to Lender, premium prepaid, with the lender's loss payable endorsement in Lender's favor, and shall provide for not less than thirty (30) days prior written notice to Lender, of the exercise of any right of cancellation.

(j)           Taxes.  Company will pay, when due and in any event prior to delinquency, all taxes lawfully levied or assessed against Company or any of the Collateral; provided, however, that unless such taxes have become a federal tax or ERISA Lien on any of the assets of Company, no such tax need be paid if the same is being contested in good faith, by appropriate proceedings promptly instituted and diligently conducted and if an adequate reserve or other appropriate provision shall have been made therefor as required in order to be in conformity with GAAP.

(k)           Compliance With Laws. Company will comply with all acts, rules, regulations, orders, directions and ordinances of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof, or to the operation of its business, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

(l)           Restrictions on Liens.  Company will not mortgage, assign, pledge, transfer or otherwise permit any Lien of any kind to exist at any time on any of its property, except for Permitted Liens.

(m)           Restrictions on Additional Indebtedness.  Company will not incur, create or be liable for any Indebtedness, except for trade payables in the ordinary course of Company's business and except to the extent that the proceeds of such Indebtedness are being paid to Lender pursuant to Section 3(b).

(n)           Restrictions on Sale of Assets.  Company will not sell, lease, assign, transfer or otherwise dispose of any property other than (i) sales of inventory in the ordinary course of business, (ii) sales or other dispositions in the ordinary course of business of equipment that is obsolete or that are no longer used or useful in the conduct of Company's business and (iii) sales in the ordinary course of business of property used in Company's business that is worn out or in need of replacement and that is replaced with property of reasonably equivalent value or utility.

(o)           No Guarantees.  Company will not assume, guarantee, endorse, or otherwise become liable upon the obligations of any other Person, except by the endorsement of negotiable instruments in the ordinary course of business.

(p)           No Prohibited Transactions Under ERISA.  Company shall not:

(i)      Engage, or permit any ERISA Affiliate to engage, in any prohibited transaction which could result in a civil penalty or excise tax described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

(ii)      Permit to exist with respect to any Benefit Plan any accumulated funding (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), whether or not waived;

(iii)     Fail, or permit any ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

(iv)     Terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan where such event would result in any liability of Company, or any ERISA Affiliate under Title IV of ERISA;

(v)      Fail, or permit any ERISA Affiliate to fail to make any required contribution or payment to any Multiemployer Plan;

(vi)     Fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;

(vii)    Amend, or permit any ERISA Affiliate to amend, a Benefit Plan resulting in an increase in current liability for the plan year such that either of Company, or any ERISA Affiliate is required to provide security to such Benefit Plan under Section 401(a)(29) of the Internal Revenue Code;

(viii)   Withdraw, or permit any ERISA Affiliate to withdraw, from any Multiemployer Plan where such withdrawal may result in any liability of any such entity under Title IV of ERISA; or

(ix)      Allow any representation made in Section 4(j) to be untrue at any time while this Note is outstanding.

(q)           Affiliate Transactions. Company shall not enter into any transaction with, including, without limitation, the purchase, sale or exchange of property or the rendering of any service to any affiliate of Company except in the ordinary course of and pursuant to the reasonable requirements of Company's business and upon fair and reasonable terms no less favorable to Company than could be obtained in a comparable arm's-length transaction with an unaffiliated Person.

(r)           Mandatory Customer Contracts.  Company shall, on or before July 1, 2009, deliver to Lender a binding contract (or contracts) with a customer (or customers) acceptable to Lender, in its sole discretion, for the provision of goods and services sufficient to generate aggregate revenue of not less than Four Million ($4,000,000) Dollars within twelve (12) months of the date of execution of such contract.

(s)           Notice of Default.  Company agrees to give prompt written notice to Lender of the occurrence of any Event of Default hereunder.

(t)           Expenses.  Company agrees to pay all reasonable fees and expenses, including reasonable attorney’s fees and expenses, actually incurred by Lender in connection with the Loan including without limitation, expenses related to the preparation, negotiation, execution and delivery of this Note, the Security Agreement and the other Financing Documents, any amendment, waiver or consent related hereto or thereto, and the enforcement hereof and thereof.

7.      Conditions to Closing.  The obligation of Lender to make the loan hereunder is subject to the satisfaction of each of the following conditions, provided that such conditions are for Lender's sole benefit and may be waived by Lender at any time in Lender's sole discretion:

(a)           Company shall have executed and delivered to Lender this Note, the Security Agreement and each of the other Financing Documents.

(b)           Company shall have terminated the financing statement naming the Company, as debtor and Factor, as secured party which filed with the Secretary of State of Delaware, numbered and file dated DE 2007 2881091, and shall have provided Lender evidence, satisfactory to Lender, in its sole discretion, of such termination.

(c)           Company shall have delivered to Lender a Warrant agreement representing Lender Warrant being so issued to Lender on the date hereof.

(d)           Lender shall have received an opinion of Company's counsel, dated the date hereof, in form, scope and substance reasonably satisfactory to Lender and in substantially the form of Exhibit "C" attached hereto.

(e)           Company shall have paid all of Lender’s reasonable fees and expenses in connection the Loan, including, without limitation, attorney’s fees and costs in connection with the negotiation, preparation, execution and delivery of this Note, the Security Agreement and the other Financing Documents.

8.      Events of Default.  The occurrence of any of the following shall constitute an "Event of Default" under this Note and the other Financing Documents:

(a)           Failure to Pay.  If Company fails to pay any principal or interest payment or any other payment required under the terms of this Note within five (5) days of the due date of such payment;

(b)           Failure to Comply With Covenants.  Company shall have failed to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Note or the Security Agreement or any of the other Financing Documents (including, without limitation, Company's obligation to register the Warrant Shares under the terms of the Registration Rights Agreement), and, except with respect to the covenants contained in clauses 6(l) through 6(r) of this Note and the covenants set forth in the Registration Rights Agreement for which no notice shall be provided, has failed to cure such default within fifteen (15) days after Company's receipt of written notice from Lender of such default;

(c)           Loss of Priority of Lien.  Lender's Lien in the Collateral shall not be a first priority security interest, subject to Permitted Liens;

(d)           Representations and Warranties.  Any representation, warranty, or other statement (financial or otherwise) made or furnished by or on behalf of Company to Lender in writing in connection with this Note and the Security Agreement or any of the other Financing Documents, or as an inducement to Lender to enter into this Note and the Security Agreement, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished;

(e)           Voluntary Bankruptcy or Insolvency Proceedings.  Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) be dissolved or liquidated, (iv) become insolvent (as such term may be defined or interpreted under any applicable statute), (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing;

(f)           Involuntary Bankruptcy or Insolvency Proceedings.  Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement;

(g)           Financing Documents.  Any Financing Document or any material term thereof shall cease to, or be asserted by Company not to be, a legal valid and binding obligation of Company enforceable in accordance to this term, or if the Liens of Lender in any of the assets of Company shall cease to be or shall not be valid, first priority perfected liens or Company shall assert that such liens are not valid, first priority and perfected liens;

(h)           Indebtedness.  The occurrence of a default or event of default (in each case which shall continue beyond the expiration of any applicable grace periods) under, or the occurrence of any event that results in or would permit the acceleration of the maturity of any note, agreement or instrument evidencing any Indebtedness of Company;

(i)           Judgments.   One or more judgments or decrees shall be entered against Company (to the extent not paid or covered by insurance (i) provided by a carrier who has acknowledged coverage and has the ability to perform or (ii) as determined by Lender in its reasonable discretion) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within thirty (30) days from the entry thereof;

(j)           ERISA.  Any Termination Event with respect to a Benefit Plan shall have occurred and be continuing fifteen (15) days after notice thereof shall have been given to Company by Lender; or

(k)           Material Adverse Effect.  Any event occurs, which in the reasonable discretion of Lender, could have a Material Adverse Effect.

9.      Rights of Lender upon Default.  Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Sections 8(e) and 8(f)) and at any time thereafter during the continuance of such Event of Default, Lender, by written notice to Company, declare all outstanding Obligations payable by Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.  Upon the occurrence or existence of any Event of Default described in Sections 8(e) and (f), immediately and without notice, all outstanding Obligations payable by Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.  In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Lender may exercise any other right, power or remedy granted to it by the Financing Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

10.      Successors and Assigns.  Subject to the restrictions on transfer described in Sections 12 and 13 below, the rights and obligations of Company and Lender under this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

11.      Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of Company and Lender.

12.      Transfer of this Note.  This Note may be sold, assigned or transferred by Lender at any time, and from time to time, in its sole discretion.  Lender will provide Company with notice of such transfer as soon as practicable after the occurrence of such transfer.  Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of Company.  Prior to the receipt of notice of the transfer of this Note, Company shall treat Lender as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue.

13.      Assignment by Company.  Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Company without the prior written consent of Lender, which may be withheld by Lender in its sole and absolute discretion.

14.      Notices.  All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Security Agreement, or at such other address or facsimile number as Company shall have furnished to Lender in writing.  All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt.

15.      Usury.  In the event any interest is paid on this Note that is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

16.      Waivers.  Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

17.      Publicity.  Company and Lender shall have the right to approve before issuance any press releases, SEC or NASD filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that Company shall be entitled, without the prior approval of Lender, to make any press release or SEC or NASD filings with respect to such transactions as is required by applicable law and regulations (although Lender shall be consulted by Company in connection with any such press release and filing prior to its release and shall be provided with a copy thereof).

18.      Governing Law.  This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware, or of any other state.  Company and Lender hereby consent to the personal jurisdiction of the state and/or federal courts of the State of Delaware for the resolution of any controversies arising out of or relating to this Note, the Security Agreement of any of the other Financing Documents.

19.      Jury Trial Waiver.  COMPANY AND LENDER WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN COMPANY AND LENDER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE, THE SECURITY AGREEMENT OR ANY OF THE OTHER FINANCING DOCUMENTS.

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IN WITNESS WHEREOF, Company has caused this Note to be issued and sealed as of the date first written above.

IMAGEWARE SYSTEMS, INC.
A Delaware Corporation

By:   /s/ S. James Miller
       S. James Miller, Chairman and CEO

(SEAL)

ACKNOWLEDGED AND AGREED TO SOLELY FOR PURPOSES OF SECTION 5 OF THIS NOTE:

BET FUNDING LLC

By:           /s/ Doug Topkis
Name:  Doug Topkis
Title:

Exhibit A

Form of Warrant

Exhibit B

Form of Registration Rights Agreement

Exhibit C

Form of Opinion